EXHIBIT 15.1

ACCOUNTANTS’ AWARENESS LETTER

May 7, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2004, on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and subsidiaries (the “Company”) as of March 31, 2004, and for the three month periods ended March 31, 2004 and 2003, and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, is incorporated by reference in (i) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-105015, 333-112670 and 333-111448) of GlobalSantaFe Corporation, (ii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation, (iii) the Registration Statement on Form S-4 (Registration No. 333-105139) of GlobalSantaFe Corporation and (iv) the Registration Statement on Form S-3 (Registration No. 333-108643) of GlobalSantaFe Corporation.

Very truly yours,

/s/    PricewaterhouseCoopers LLP